UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)      August 11, 2010
PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code       (314) 342-3400
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-1.1
EX-99.1
EX-99.2
EX-99.3
EX-99.4

Item 1.01 Entry into a Material Definitive Agreement.
Underwriting Agreement
     On August 11, 2010, Peabody Energy Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) among the Company, certain subsidiary guarantors party thereto (the “Guarantors”) and Banc of America Securities LLC, as representative of the underwriters listed in Schedule II thereto (the “Underwriters”), pursuant to which the Company has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Company, $650,000,000 aggregate principal amount of 6.500% Senior Notes due 2020 (the “Notes”). The offering of the Notes was made pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-161179), as amended by Post-Effective Amendment No. 1, as of the date such Post-Effective Amendment No. 1 first became effective under the Securities Act of 1933, as amended (the “Securities Act”). The Company will pay interest on the Notes on March 15 and September 15 of each year, commencing on March 15, 2011. The Notes will mature on September 15, 2020 and are redeemable, in whole or in part, at any time and from time to time under the terms provided in the indenture and supplemental indenture under which they will be issued. The Company expects that the offering of the Notes will close on August 25, 2010. The Company expects to receive net proceeds of approximately $641,875,000 from this offering, after the underwriting discount. The Company plans to use the net proceeds to purchase any and all of its outstanding 6 7/8% notes due 2013 Notes (the “2013 Notes”) in the tender offer previously announced and to pay any fees and expenses related to the tender offer. Any proceeds not used to purchase the 2013 Notes will be used to redeem all 2013 Notes that are not tendered in the tender offer.
     The Underwriting Agreement under which the Notes will be sold by the Company contains customary representations, warranties and agreements by the Company and certain of its subsidiaries, and customary conditions to closing, indemnification obligations of the Company, certain of its subsidiaries and the underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement is qualified by reference to the agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by this reference.
     Further information concerning the Notes and related matters is set forth in the Company’s Prospectus Supplement dated August 11, 2010, which was filed with the Securities and Exchange Commission on August 13, 2010.
Item 8.01 Other Events.
Offering of Senior Notes
     On August 11, 2010, the Company issued a press release announcing the offering of senior notes due 2020 in a registered public offering. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.
Tender Offer for 6 7/8% Notes
     On August 11, 2010, the Company issued a press release stating that it has commenced a tender offer to purchase for cash any and all of its $650,000,000 outstanding principal amount of its 2013 Notes. The Company has called for redemption all 2013 Notes that are not tendered in the tender offer. This Current Report on Form 8-K is not an offer to purchase or a solicitation of an offer to sell any of the 2013 Notes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by this reference.
Pricing of Senior Notes Due 2020
     On August 11, 2010, the Company issued a press release announcing the pricing of the senior notes due 2020 in a registered public offering. This press release is attached hereto as Exhibit 99.3 and is incorporated herein by this reference.

 2
Redemption of 6 7/8% Notes Due 2013
     On August 11, 2010, the Company announced that it gave notice that it will call for redemption in cash its 2013 Notes in accordance with the terms and conditions of that certain indenture dated as of March 21, 2003 by and between the Company and U.S. Bank National Association, as trustee.
     The redemption date for the 2013 Notes is September 10, 2010. The redemption price for the 2013 Notes is 101.146% of the aggregate principal amount of the 2013 Notes, plus accrued and unpaid interest, if any, to the date of redemption.
     The aggregate principal amount outstanding of the 2013 Notes is $650,000,000. On August 11, 2010, the Company announced a tender offer to acquire any and all of its outstanding 2013 Notes. Any 2013 Notes not tendered and accepted for purchase in the tender offer will be redeemed on the redemption date. The call for redemption of the 2013 Notes does not change or amend the tender offer, which is otherwise set to expire at 12 midnight, New York City time, on September 8, 2010.
     On and after the redemption date, the 2013 Notes will no longer be deemed outstanding, interest will cease to accrue thereon, and all rights of the holders of the 2013 Notes will cease, except for the right to receive the redemption price, without interest thereon.
     A copy of the press release announcing the call for redemption is attached hereto as Exhibit 99.4 and is incorporated herein by this reference.
Item 9.01 Financial Statements and Exhibits.
  (d) Exhibits
1.1	Underwriting Agreement dated August 11, 2010 among the Company, the Guarantors and the Underwriters

99.1	Press Release dated August 11, 2010 announcing a senior notes offering

99.2	Press Release dated August 11, 2010 announcing a cash tender offer for 6 7/8% senior notes due 2013

99.3	Press Release dated August 11, 2010 announcing the pricing of senior notes due 2020

99.4	Press Release dated August 11, 2010 announcing redemption of 6 7/8% senior notes due 2013

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 13, 2010

PEABODY ENERGY CORPORATION
By:	/s/ Kenneth L. Wagner
	Name:	Kenneth L. Wagner
	Title:	Vice President, Assistant General Counsel and Assistant Secretary